CONSENT OF COUNSEL

            We consent to use of our firm's name and to statements with respect to our Firm, as they appear under the heading "Legal Matters" in the Prospectus which is included in Part I of this Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-8/S-3.